                                                                 EXHIBIT NO. 1.1


                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                     HILLIARD-LYONS GOVERNMENT FUND, INC.


     Pursuant to the provisions of Sections 2-105(c) and 2-208.1 of the General Corporation Law of Maryland, an amendment to the articles of Incorporation of Hilliard-Lyons Government Fund, Inc. (the "Corporation") increasing the Corporation's authorized capital has been adopted as follows:

     FIRST:    Immediately prior to the amendment to the Corporation's
               Articles of Incorporation, Article Five of the Corporation's Articles of Incorporation stated that "The total number of shares of stock which the Corporation shall have authority to issue is Eight Hundred Million (800,000,000) shares of the par value of One Cent ($0.01) per share, all of which shall be of a single class called Common Stock, such shares having an aggregate par value of Eight Million Dollars ($8,000,000)."

     SECOND: Immediately after the amendment to the Corporation's Articles of Incorporation, Article Five of the Corporation's Articles of Incorporation states that "The total number of shares of stock which the Corporation shall have authority to issue is One Billion Five Hundred Million (1,500,000,000) shares of the par value of One Cent ($0.01) per share, all of which shall be of a single class called Common Stock, such shares having an aggregate par value of Fifteen Million Dollars ($15,000,000)."

     THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     FOURTH: The Board of Directors of the Corporation approved this amendment to the Corporation's Articles of Incorporation increasing the total number of shares of capital stock that the Corporation has authority to issue in accordance with Section 2-105(c) of the General Corporation Law of Maryland.

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     IN WITNESS WHEREOF, I have signed these Articles Supplementary and have acknowledged the same to be the act of Hilliard-Lyons Government Fund, Inc. on this 23rd day of October 1997.


                                       /s/ Joseph C. Curry, Jr.
                                       -------------------------------
                                       Joseph C. Curry, Jr., President


Witness:


/s/ Penny L. Wellinghurst
--------------------------------
Penny L. Wellinghurst, Secretary



Commonwealth of Kentucky       )
                               ) SS:

     I, a Notary Public in and for the Commonwealth and county aforesaid, do hereby certify that on this day there personally appeared before me Joseph C. Curry, Jr., being by me first duly sworn, declared that he is President of Hilliard-Lyons Government Fund, Inc., that he signed the foregoing document as President of the Corporation and that the statements contained therein are true and correct.

     IN TESTIMONY WHEREOF, witness my signature and notarial seal this 23rd day of October, 1997.


(Seal)                                 /s/ Rebecca D. Gaddie
                                       -------------------------------
                                       Notary Public

                                       My commission expires: 7-9-2000
                                                              --------

                  Amendment to the Articles of Incorporation
                           Increasing Capitalization

RESOLVED, that the Board of Directors hereby approves and adopts the following proposed amendment to Article Five to the Corporation's Articles of Incorporation so that Article Five shall be read in its entirety as follows:

FIFTH:       Common Stock
-----        ------------

The total number of shares of stock which the Corporation shall have authority to issue is One Billion Five Hundred Million (1,500,000,000) shares of the par value of One Cent ($0.01) per share, all of which shall be of a single class called Common Stock, such shares having an aggregate par value of Fifteen Million Dollars ($15,000,000).

FURTHER RESOLVED, that the President and the Secretary be, and hereby are, authorized, empowered and directed to execute and file the Articles Supplementary on behalf of the Corporation, and are hereby authorized, empowered and directed to do all further acts and things, and to execute all further documents in writing, which they determine to be necessary or desirable in order to effect the adoption of the foregoing amendment to the Corporation's Articles of Incorporation increasing its authorized capital.

                         ON BEHALF OF: HILLIARD LYONS
                                 FUND NO. 1701

                                                             CHECK NO.    DATE
[STATE STREET LOGO]                                          ---------  --------
                                                              181030    10/20/97

STATE STREET BANK AND TRUST                                    AMOUNT OF CHECK
P.O. BOX 1031                                                -------------------
BOSTON, MA 02105                                              **********$160.00


  PAY
EXACTLY           One hundred sixty and 00/100 Dollars


 TO
 THE            STATE DEPARTMENT OF ASSESSMENT
ORDER           & TAXATION
 OF

                                           /s/  Jenny Gordon
                                           -------------------------------------
                                           ??? STATE STREET BANK & TRUST COMPANY
                                                         CUSTODIAN

        181030   011000028   49122344